UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DOCUMENT SCIENCES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2005

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Thursday, April 28, 2005 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 18, 2005 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF
DIRECTORS

JOHN L. MCGANNON
President, Chief Executive Officer, Chief Financial Officer and Director

Carlsbad, California

March 24, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

April 28, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 28, 2005 at 9:00 a.m., Pacific Standard Time, and at any postponement or adjournment thereof. The proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009. The telephone number at that location is (760) 827-3200.

These proxy solicitation materials were mailed on or about March 31, 2005, together with our 2004 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to our principal executive offices at 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted FOR each of the proposals. Our Board of Directors is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain directors, officers and regular employees, without additional compensation, may also solicit proxies in person, by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 18, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 18, 2005, 4,113,236 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners” in this Proxy Statement.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The five persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the Annual Meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. With regard to proposals other than the election of directors, abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of, and have no effect on, the voting results on any of these matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to otherwise introduce an item of business at an annual or special meeting of stockholders. These procedures provide that, so long as prior notice or public disclosure of the annual or special meeting of stockholders has been given or made at least 100 days prior to such meeting, notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Corporate Secretary at our principal executive offices no later than 90 days in advance of such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

Any stockholder proposals, including director nominations, that are intended to be considered for inclusion in our 2006 proxy solicitation materials must be in writing and received by our Corporate Secretary no later than November 27, 2005 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals should be sent to the attention of our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Document Sciences Corporation

6339 Paseo del Lago

Carlsbad, California 92009

Stockholders may contact our Corporate Secretary at the address above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating an individual for election as a director.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five nominees named below, all of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until our next annual meeting of stockholders or until a successor has been elected and qualified.

The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age (1)	Principal Occupation
John L. McGannon	44	President, Chief Executive Officer, Chief Financial Officer and Director of Document Sciences Corporation.
Thomas L. Ringer	73	Chairman of the Boards of Directors of the following: Document Sciences Corporation, Wedbush Morgan Securities, Inc., M.S. Aerospace, Inc. and The Center for Corporate Innovation. Director of California Amplifier, Inc and Maxwell Technologies, Inc.
Ronald S. Beard	66	Partner in Zeughauser Group, consultants to the legal industry.
Barton L. Faber	57	Chairman and Chief Executive Officer of FABERcapital.
Colin J. O’Brien	66	Private investor.

(1)	As of March 18, 2005

John L. McGannon has served as President and Chief Executive Officer of Document Sciences since January 2001 and as our Chief Financial Officer since December 1999. He has been a director since January 2001. He has also served as Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, he served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. He is currently Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc., a private investment company; M.S. Aerospace, Inc., a private manufacturing company and The Center for Corporate Innovation, a private services company. In addition, Mr. Ringer serves on the Board of Directors of California Amplifier, Inc and Maxwell Technologies, Inc. Mr. Ringer holds BS and MBA degrees from Indiana University.

Ronald S. Beard has served as a director of Document Sciences since December 2004. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard also serves as a Director of Callaway Golf Company and Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

Barton L. Faber has served as a director of Document Sciences since July 1996. He served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. From 1996 to 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Metromail, an information company. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Before joining R.R. Donnelley, he held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Boards of Directors of IPT, Looking Glass Technologies, a private software company, and Intervisual Communications, a private printing company. Mr. Faber holds a BS degree from Arizona State University and an MBA from New York University.

Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, he was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to founding Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications, Inc., a fiber optic company. Mr. O’Brien currently serves on the Board of Directors of Scientific Games Corporation, a gaming company.

Director Independence

The Board of Directors has determined that each of Messrs. Ringer, Beard, Faber and O’Brien are independent directors within the meaning of Rule 4200(a)15 of The Nasdaq Stock Market, Inc. (NASDAQ) listing standards. Mr. McGannon does not meet the aforementioned independence standards because of his relationship as an employee of Document Sciences.

Required Vote

The five nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2005. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to ratify Ernst & Young as our independent auditors for fiscal year ending December 31, 2005. In the event that stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by our Audit Committee.

Principal Audit Fees and All Other Services

The following table shows the aggregate fees paid or accrued by us for audit and other services provided by Ernst & Young for fiscal years ended December 31, 2004 and December 31, 2003.

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees (for annual audit, reviews of our quarterly reports on Form 10-Q, review of the annual proxy statement and consents for filings on Form S-8) (1)	$262,760	$216,762
Audit-related Fees (related to the Objectiva audit and filing of related Form 8-K) (2)	137,050	0
Tax Fees	0	0
All Other Fees (annual fee for use of EYOnline) (2)	0	1,500

Total Fees	$399,810	$218,262

(1)	Includes fees and out-of-pocket expenses for the year’s audit and related quarterly reviews, whether or not yet invoiced.
(2)	Includes amounts billed and related out-of-pocket expenses for services rendered during the year.

All fees for 2004 and 2003 described above were approved by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Committee before the audit commences.

Each year, management submits to the Audit Committee a list of audit-related and non-audit services with respect to which the independent auditor may be engaged. When assessing whether it is appropriate to engage the independent auditor to perform such services, the Committee considers, among other matters, whether such services are consistent with the auditor’s independence. After making such a determination the Committee approves, as appropriate, the proposed audit-related and non-audit services and an aggregate cap on fees associated with such services.

In order to expedite the handling of unexpected matters, the Committee has authorized its Chairman to approve non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by our independent auditors for the fiscal year ended December 31, 2004 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO RATIFY ERNST & YOUNG AS OUR INDEPENDENT AUDITORS.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has standing Audit, Compensation and Governance and Nominating Committees. Our Audit Committee currently consists of Mr. Beard, Mr. O’Brien and Mr. Ringer (Chairman). Our Compensation Committee currently consists of Mr. Faber (Chairman), Mr. O’Brien and Mr. Ringer. Our Governance and Nominating Committee currently consists of Mr. Beard, Mr. Faber and Mr. O’Brien (Chairman).

Our Board of Directors held a total of 10 meetings during the fiscal year ended December 31, 2004. No incumbent director, during the time he was a member of the Board, attended fewer than 75% of the aggregate of all meetings of our Board, or its committees on which he served, which occurred during fiscal year 2004. In addition, our policy is to encourage the members of our Board to attend our annual meetings of stockholders. The 2004 annual meeting of stockholders was attended by all of our directors, with the exception of Mr. Beard who joined the Board in December 2004.

Audit Committee

Our Audit Committee operates under a written charter that has been adopted by our Board of Directors and a copy of which is attached as Appendix B to Document Sciences’ proxy statement filed with the SEC on March 29, 2004. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and all the members of our Audit Committee are independent directors as independence for audit committee members is defined under NASDAQ listing standards. In addition, our Board has determined that Thomas L. Ringer qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission rules and regulations.

Our Audit Committee met four times in fiscal year 2004 and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee’s purposes include, among others:

•	the annual appointment of the public accounting firm to be our outside auditors;

•	reviewing with the outside auditors the scope of the audit, the auditors’ fees and related matters;

•	considering whether the provision of non-audit services by the outside auditors is compatible with maintaining their independence;

•	reviewing and approving in advance all audit and permissible non-audit services provided by the outside auditors;

•	receiving copies of the annual comments from the outside auditors on accounting procedures and systems of control;

•	reviewing with the outside auditors any questions, comments or suggestions they may have relating to our internal controls, accounting practices or procedures or those of our subsidiaries;

•	reviewing with management and the outside auditors our annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements before the filing of a report on Form 10-K or 10-Q with the SEC;

•	receiving from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussing it with the outside auditors;

•	reviewing periodically the adequacy of our systems of internal controls and accounting practices; and

•	reviewing compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to us.

Compensation Committee

Our Compensation Committee, which met twice in fiscal year 2004, represents the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. All of the members of our Compensation Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Compensation Committee’s written charter, the Committee’s responsibilities include, among others:

•	reviewing and approving the compensation and benefits for our Chief Executive Officer and other executive officers;

•	administering our stock purchase and stock option plans; and

•	determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Governance and Nominating Committee

Our Governance and Nominating Committee, which met once in fiscal year 2004, represents the Board by identifying and recommending to the Board individuals qualified to become members of our Board of Directors and playing a leadership role in shaping our corporate governance principles. All of the members of our Governance and Nominating Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Governance and Nominating Committee’s written charter, the Committee’s responsibilities include, among others:

•	identifying, reviewing the qualifications of and recruiting candidates for the Board of Directors;

•	considering properly submitted stockholder proposals that nominate candidates for membership on the Board;

•	recommending the slate of directors to be nominated by the Board for election at our annual meetings of stockholders;

•	overseeing the periodic evaluation of the Board, including an assessment of the contributions and independence of each of the incumbent directors; and

•	recommending to the Board the structure, composition and function of the Board and its committees.

Our Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board of Directors when properly submitted in accordance with our bylaws. Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Corporate Secretary as described above under “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement. The Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

In addition to stockholder nominations, the Governance and Nomination Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through our officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current needs of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as leadership, objectivity, business and financial experience at a strategy/policy making level and the professional and personal ethics of such nominee. In addition, each member of the Board of Directors must have sufficient time available to carry out the significant responsibilities relating to serving on the Board and must be committed to increasing stockholder value.

Compensation of Directors

In April 2001, we approved a director compensation arrangement pursuant to which directors who are not employees receive the following compensation:

•	annual retainer of $20,000 for each director and $50,000 for the Chairman of the Board;

•	$1200 per day per Board meeting attended in person;

•	$600 per Board meeting attended by teleconference;

•	$1200 for each committee meeting attended in person;

•	$600 for each committee meeting attended by teleconference; and

•	a stock option grant to acquire up to 30,000 shares of our common stock, granted under our 2004 Stock Incentive Plan, as of the business day immediately following each annual meeting of stockholders.

In October 2003, we approved a temporary 50% decrease to the monetary compensation above. The expiration of this decrease has been delayed to June 30, 2005.

Directors who are also our employees of Document Sciences receive no extra compensation for their service on our Board of Directors.

Communications with our Board of Directors

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Chairman of the Governance and Nominating Committee at Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009. All stockholder communications received by the Chairman of the Governance and Nominating Committee will be forwarded to the addressees of such communications accordingly.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The executive officers of Document Sciences and their ages, as of March 18, 2005 are as follows:

Name	Age	Position
John L. McGannon	44	President, Chief Executive Officer and Chief Financial Officer
Daniel J. Fregeau	48	Executive Vice President
Nasser S. Barghouti, PhD.	41	Chief Technology Officer
Peter M. Riccio	49	Senior Vice President of Sales
J. Douglas Winter	37	General Manager of Technical Operations
Tao Ye	38	General Manager of Asian Operations

The following is information regarding those persons currently serving as executive officers of Document Sciences, with the exception of Mr. McGannon whose information appears in “Proposal 1 Election of Directors – Nominees” on page 4.

Daniel J. Fregeau has served as our Executive Vice President since January 2001. From 1998 to 2001, he served as Vice President of Worldwide Sales and Business Development. From 1997 to 1998, he served as our Vice President, Business Development. From 1994 to 1997, he served as our Vice President, Marketing and from 1992 to 1994, he served as our Vice President, Sales. Before joining Document Sciences, Mr. Fregeau was Marketing Manager for the Networking Division of Sears Business Centers, San Diego, from 1990 to 1992. Mr. Fregeau was a founder and principal of MicroAge in San Diego from 1988 to 1990. From 1982 to 1988, he held several positions with Xerox Corporation’s Electronic Publishing Business Unit including Manager of Systems Engineering and Integration, Technical Program Manager and Project Manager. While at Xerox, Mr. Fregeau designed and directed the development of several publishing products and was a key contributor to the launch of the XICS (now CompuSet) product in the U.S. and Canada.

Nasser S. Barghouti, PhD. has served as our Chief Technology Officer since July 2004. Prior to joining Document Sciences, Mr. Barghouti co-founded Objectiva Software Solutions in August 2001 and served as Chief Technology Officer. Prior to founding Objectiva, he served as the Global Director of Technology at ONEWORLD Software Solutions from 2000 to 2001, where he was responsible for setting the technology direction of the company, and for providing technical oversight on software projects. Mr. Barghouti was also Associate Director of Information Technology at Bear Stearns & Co. in New York City, one of the world’s leading investment banks and brokerage clearing houses. He served as a Senior Member of the Technical Staff at AT&T Research Labs in Florham Park, NJ and Bell Labs in Murray Hill, NJ. Mr. Barghouti received his BS, MS and PhD all in Computer Science from Columbia University. He has published dozens of papers in referenced journals and international conferences, and has given numerous presentations at leading research labs and scientific forums.

Peter M. Riccio has served as our Senior Vice President of Sales since June 2004. Prior to joining Document Sciences, Mr. Riccio served as Vice President of Sales at Planitax, Inc. in 2003 and Saba Software from 1999 to 2003. Mr. Riccio also held executive-level sales positions at PeopleSoft, Inc. and Ardent Software, Inc. Mr. Riccio’s experience also includes sales positions at Hewlett-Packard and Informix Software.

J. Douglas Winter has served as our General Manager of Technical Operations since July 2004. Prior to joining Document Sciences, Mr. Winter co-founded Objectiva Software Solutions in August 2001 and served as CEO. Previously, he served as General Manager of ONEWORLD Software Solution’s California client service centers from 1999 to 2001, establishing their west coast operations and also served as part of their global operations committee, responsible for formulating and executing strategic operations. Mr. Winter also served as Program Manager for Qualcomm’s 3500 series of CDMA base stations and later was responsible for the product certification and testing of the QUALCOMM Thin Phone (QCP 860/1960). Mr. Winter holds a MSEE and a MBA from the Massachusetts Institute of Technology and a BSEE from Virginia Technological University. Following his undergraduate work, he worked for three years for Westinghouse where he was an instructor for the US Navy’s nuclear training program.

Tao Ye has served as our General Manager of Asian Operations since July 2004. Prior to joining Document Sciences, Mr. Ye co-founded Objectiva Software Solutions in August 2001 and was Chief Operating Officer and President of Objectiva Software Solutions in China. Previously, he served as General Manager of the ONEWORLD Software’s Greater China Division from 1999 to 2001. Prior to ONEWORLD, Mr. Ye was Program Manager for Intel Materials eBusiness effort and also worked for Eastman Kodak Company where he designed and implemented Kodak’s supply chain for Greater China Region. He holds an MBA from the MIT Sloan School of Business, a M.S. in Mechanical Engineering from the MIT School of Engineering, a M.S. in Materials Science from the University of California Santa Barbara and a B.S. in Mathematical Mechanics from Peking (Beijing) University.

Summary Compensation Table

The following table shows information concerning compensation paid for services to Document Sciences during the last three fiscal years for each of our named executive officers in fiscal year 2004.

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonuses and Commissions (1)	Securities Underlying Options (#)	All Other Compensation (2)
John L. McGannon President, Chief Executive Officer and Chief Financial Officer	2004 2003 2002	$226,000 226,000 224,333	$32,000 — 75,000	— 75,000 40,000	$13,718 13,172 15,266	(3)

Daniel J. Fregeau Executive Vice President	2004 2003 2002	191,000 189,333 171,000	8,500 — 51,250	— 20,000 10,000	13,454 22,771 43,454	(4) (5)

Nasser Barghouti Chief Technology Officer	2004 2003 2002	68,269 — —	17,450 — —	— — —	4,940 — —

Peter Riccio Senior Vice President of Sales	2004 2003 2002	87,897 — —	88,177 — —	75,000 — —	8,157 — —

J. Douglas Winter General Manager of Technical Operations	2004 2003 2002	68,269 — —	17,450 — —	— — —	8,254 — —

J. Douglas Pike Vice President – Worldwide Sales	2004 2003 2002	75,000 149,166 140,000	53,597 43,156 88,401	— 10,000 25,000	108,381 16,652 13,216	(6)

Lisa L. Sutrick Vice President – Product Planning and Development	2004 2003 2002	136,993 138,750 123,333	— 24,321 55,571	— 20,000 20,000	50,247 16,652 13,216	(7)

(1)	Includes bonuses and commissions earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus or commission was actually paid during such fiscal year.
(2)	For each officer and each fiscal year, includes $3,000 of contributions under our 401(k) Plan and payment of insurance premiums.
(3)	For fiscal year 2002, all other compensation includes an accrued vacation payout of $3,173.
(4)	For fiscal year 2003, all other compensation includes an accrued vacation payout of $10,672.
(5)	For fiscal year 2002, all other compensation includes repurchase of shares in the amount of $32,370.
(6)	For fiscal year 2004, all other compensation includes an accrued vacation payout of $14,882 and severance of $75,000. Mr. Pike resigned as Vice President of Worldwide Sales in July 2004.
(7)	For fiscal year 2004, all other compensation includes an accrued vacation payout of $22,334 and severance of $9,423. Ms. Sutrick resigned as Vice President of Product Planning and Development in December 2004.

Option Grants in Fiscal Year 2004

Option/SAR Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					5%	10%
John L. McGannon	—	—	—	—	$—	$—
Daniel J. Fregeau	—	—	—	—	—	—
Nasser Barghouti	—	—	—	—	—	—
Peter Riccio	75,000	16.35%	$5.19	8/2/2014	206,108	556,748
J. Douglas Winter	—	—	—	—	—	—
J. Douglas Pike	—	—	—	—	—	—
Lisa L. Sutrick	—	—	—	—	—	—

(1)	Options in this table are nonstatutory stock options and were granted under our 2004 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over no more than four years.
(2)	We granted options to purchase a total of 458,825 shares of our common stock to employees and directors in fiscal year 2004.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Document Sciences.
(4)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at December 31, 2004 ($4.87 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $7.94 and $12.61, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

Option Exercises and Holdings

The following table sets forth, for each of the named executive officers named in the Summary Compensation Table, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2004. Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

Aggregated Fiscal Year 2004 Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Exercised In-the-Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John L. McGannon	35,800	132,510	283,054	56,146	$810,737	$109,981
Daniel J. Fregeau	—	—	203,881	15,208	566,709	30,373
Nasser Barghouti	—	—	—	—	—	—
Peter Riccio	—	—	—	75,000	—	—
J. Douglas Winter	—	—	—	—	—	—
J. Douglas Pike	77,322	198,177	—	—	—	—
Lisa L. Sutrick	44,706	96,655	—	—	—	—

(1)	The market value of underlying securities is based on the closing price of our common stock on December 31, 2004 (the last trading day of fiscal year 2004) on The Nasdaq National Market of $4.87 per share of common stock minus the applicable exercise price.

Employment Contracts and Severance Arrangements

Employment Agreement with Mr. McGannon

Mr. McGannon entered into an employment agreement with Document Sciences effective November 1, 2000. The agreement provided for an annual base salary of $165,000. Mr. McGannon’s annual salary was increased in connection with his promotion to President and Chief Executive Officer and is subject to increases as deemed appropriate by the Compensation Committee. Under the agreement, Mr. McGannon received a one-time retention bonus of $50,000 on March 31, 2001. Mr. McGannon’s employment is “at-will” and thus may be terminated with or without cause. If Document Sciences terminates Mr. McGannon’s employment other than for cause, he is entitled to severance pay equal to one year’s base salary plus any annual bonus target. Additionally, Mr. McGannon would continue to receive his employee benefits for an additional six months from the time of such termination.

Employment Agreements with Nasser Barghouti, J. Douglas Winter and Tao Ye

Each of Nasser Barghouti, J. Douglas Winter and Tao Ye entered into an employment agreement with Document Sciences effective July 20, 2004. Each of these agreements provided for an annual base salary of $150,000, which is subject to review by the Compensation Committee in January of each year. Effective February 1, 2005 in connection with the January 2005 review, Mr. Barghouti’s base salary was increased to $160,000, Mr. Douglas’ salary was increased to $160,000 and Mr. Ye’s base salary was increased to $160,000. Under the respective employment agreements, each of Mr. Barghouti, Mr. Winter and Mr. Ye is entitled to customary vacation, health, disability and retirement benefits and is eligible to receive annual bonuses based on a percentage of his then-current base salary upon the achievement of certain performance goals set by the Compensation Committee. The employment of each of Mr. Barghouti, Mr. Winter and Mr. Ye is “at-will” and thus may be terminated with or without cause. However, the employment agreements provide that neither Mr. Barghouti, Mr. Winter nor Mr. Ye may be terminated without cause before July 20, 2005. In addition, each of

Mr. Barghouti, Mr. Winter and Mr. Ye is entitled to receive a separation payment equal to one-half of his then-current base salary if he is terminated by Document Sciences without cause before July 20, 2007. If any such termination occurs within sixty days prior to or following a change in control of Document Sciences, the person so terminated will also receive his annual bonus payment based on a proration of the applicable performance targets and corresponding amount of the annual bonus as of the date of such change in control. Upon termination with or without cause, each of Mr. Barghouti, Mr. Winter and Mr. Ye is entitled to receive all accrued and unpaid salary, a prorated annual bonus payment based on the portion of the year that such person was employed and all accrued and unused vacation.

2004 Stock Incentive Plan

Incentive and nonstatutory stock options are granted under our 2004 Stock Incentive Plan to employees of Document Sciences. The stock options are granted and administered by our Compensation Committee. Each option is evidenced by a stock option agreement. The exercise price of a stock option may not be less than the fair market value of the common stock on the date such option was granted. The term of a stock option may be no more than ten years from the date of grant. Stock options granted under this plan vest 25% on the first anniversary of the date of grant with the balance vesting monthly in equal installments over the following three years.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

Our Compensation Committee generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. Our Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in our industry. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation of other executives in our industry.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable such that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and conversely, below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

Compensation Program

We use a total compensation program, which consists of both cash and equity-based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

•	Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by our Compensation Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

•	Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and net income objectives by supplementing the base salary plan. Each executive’s annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 80% and ranges up to 125% of planned net income and averages approximately 25% of annual salary at 100% plan achievement.

•	Long-Term Incentives: Long-term incentives are provided through grants of stock options and restricted stock. Our Compensation Committee is responsible for determining, subject to the terms of the 2004 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 2004 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

Other

In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

Performance Measurements and Industry Comparisons

We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes and establishing an industry comparison to test our results against industry performance levels.

Compensation of the Chief Executive Officer

The Chief Executive Officer participates in the same executive compensation program provided to other executive officers and senior management of Document Sciences as described above. Our Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, our Compensation Committee approves business goals and objectives that include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year.

Our Chief Executive Officer’s total cash compensation for the year ended December 31, 2004 was $271,718, comprising $226,000 in salary, $32,000 in bonuses and $13,718 in benefits. Our corporate earnings goal for this period fell slightly short of goal. The criteria utilized for the bonus calculation was certain targets based on net income.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Barton L. Faber – Chairman
Colin J. O’Brien
Thomas L. Ringer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. O’Brien and Mr. Ringer. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees) (as amended), SEC rules and other standards. In addition, the Audit Committee has received from the independent auditors the written disclosures pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed their independence from Document Sciences and its management. Our Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. Our Audit Committee has selected and recommends stockholder ratification of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2005.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Thomas L. Ringer – Chairman
Ronald S. Beard
Colin J. O’Brien

The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Document Sciences common stock as of March 18, 2005, for the following: (i) each person or group of affiliated persons known to us to beneficially own 5% or more of our common stock; (ii) each of our directors and nominees; (iii) each of our executive officers or former executive officers listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

Name and Addresses (1)	Number of Shares Owned (2)	Rights to Acquire (3)	Shares Beneficially Owned (4)	Percentage Beneficially Owned (4)
Principal Stockholders
Kevin C. Howe (5) 5416 Arbor Hollow McKinney, Texas 75070	322,135	—	322,135	7.8%
E. M. Palandri c/o Document Sciences Corporation 6339 Paseo del Lago Carlsbad, CA 92009	178,529	76,489	255,018	6.1
E. Jeffrey Peierls (6) c/o U.S. Trust Company of N.Y. 114 West 47th Street New York, NY 10036	349,100	—	349,100	8.5
Thomas Satterfield, Jr. (7) 2609 Caldwell Mill Lane Birmingham, AL 35243	250,696	—	250,696	6.1
Wedbush, Inc. (8) 1000 Wilshire Blvd. Los Angeles, CA 90017	290,973	—	290,973	7.1
Daniel Zeff (9) 500 California Street, Suite 1500 San Francisco, CA 94111	523,515	—	523,515	12.7
Directors and Nominees
John L. McGannon	5,000	298,888	303,888	6.9
Thomas L. Ringer (10)	337,793	204,375	542,168	12.6
Ronald Beard	—	—	—	*
Barton L. Faber	40,000	299,374	339,374	7.7
Colin J. O’Brien	10,000	74,375	84,375	2.0
Additional Named Executive Officers
Daniel J. Fregeau	84,628	208,464	293,092	6.8
Nasser Barghouti	192,117	—	192,117	4.7
Peter Riccio	—	—	—	*
J. Douglas Winter	203,117	—	203,117	4.9
Tao Ye	197,117	—	197,117	4.8
J. Douglas Pike	—	—	—	*
Lisa L. Sutrick	—	—	—	*

All directors and executive officers as a group (12 persons)	1,069,772	1,085,476	2,155,248	41.5%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009.
(2)	Includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.
(3)	Shares that can be acquired through stock options that are exercisable on or before May 17, 2005.
(4)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of March 18, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The applicable percentage is based on 4,113,236 shares of our common stock outstanding as of March 18, 2005.
(5)	Kevin C. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, the General Partner of Mercury Ventures, which is the General Partner of Mercury IV and Mercury V. Includes 129,778 shares owned by Mercury IV, 185,245 shares owned by Mercury V and 7,112 shares owned by Mr. Howe directly. This information is based on a Schedule 13G filed by Kevin C. Howe with the Securities and Exchange Commission on February 14, 2005.
(6)	The Peierls Foundation, Inc., E. Jeffrey Peierls, Brian E. Peierls, Malcolm A. Moore, Ethel F. Peierls Trust for Brian E. Peierls, Ethel F. Peierls Trust for E. Jeffrey Peierls, Jennie N. Peierls Trust for Brian E. Peierls, Jennie N. Peierls Trust for E. Jeffrey Peierls and U.S. Trust Company of N.Y. are each reporting persons with respect to the shares shown as beneficially owned and report varying amounts of sole and shared voting and dispositive power over such shares. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on May 23, 2003.
(7)	Thomas A. Satterfield, Jr., individually and as power of attorney for A.G. Family LP, David A. Satterfield, Jeanette P. Satterfield and Margarette M. Satterfield, has shared voting and dispositive power with respect to the shares shown as beneficially owned. Thomas A. Satterfield, Jr. has (i) sole voting and sole dispositive power over 62,500 shares and 250,696 shares, and (ii) shared voting and shared dispositive power over 188,196 shares, respectively. This information is based on a Schedule 13G/A filed by Thomas A. Satterfield, Jr. with the Securities and Exchange Commission on February 11, 2005.
(8)	Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have shared voting and dispositive power with respect to the shares shown as beneficially owned. Each of Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have: (i) sole voting and sole dispositive power over 140,876 shares, 91,109 shares and 13,700 shares, respectively, (ii) shared voting power over 245,685 shares, and (iii) shared dispositive power over 290,973 shares. This information is based on a Schedule 13G/A filed by Wedbush, Inc. with the Securities and Exchange Commission on February 15, 2005.
(9)	Daniel Zeff as sole manager and member of Zeff Holding Company, LLC which in turn serves as the general partner for Zeff Capital Partners I, L.P. has sole voting and sole dispositive power over 209,003 shares. Mr. Zeff also provides discretionary investment management services to Zeff Capital Offshore Fund (“ZCF”), a class of shares of Spectrum Galaxy Fund Ltd. which in turn owns 302,471 shares. This information is based on a Schedule 13G/A and a Form 4 filed by Daniel Zeff with the Securities and Exchange Commission on February 7, 2005 and March 1, 2005, respectively.
(10)	Mr. Ringer is the Chairman of the Board of Directors of Wedbush Morgan Securities, Inc. and has been attributed the beneficial ownership of the 290,973 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. Mr. Ringer disclaims beneficial ownership of the 290,973 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. In addition, pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of our common stock shown as beneficially owned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq SmallCap Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2004 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were timely filed.

CERTAIN TRANSACTIONS

Except as disclosed elsewhere in this Proxy Statement, no director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of Document Sciences’ outstanding capital stock, had any material interest, direct or indirect, in any reportable transaction with Document Sciences during the last fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with Document Sciences during such time.

DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH

The following graph compares the 5-year cumulative total return on Document Sciences stock with that of the NASDAQ National Market Composite and the NASDAQ Computer Index. Each of the returns assumes an investment of $100 on December 31, 1999 and the reinvestment of all dividends. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
Document Sciences Corporation	100	29	103	115	166	186
NASDAQ National Market Composite	100	61	48	33	49	53
NASDAQ Computer Index	100	56	42	27	40	42

OTHER INFORMATION

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2004 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the stock performance graph on page 20 of this Proxy Statement, the Audit Committee Report on page 16 and the Report of the Compensation Committee of the Board of Directors on page 15 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

This Proxy Statement is sent to you as part of the proxy materials for the 2005 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Access to and Availability of Additional Information

Copies of our 2004 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, attention: Corporate Secretary. In addition, our Code of Business Conduct and Ethics and the charters for each of our Audit, Compensation, and Governance and Nominating Committees are accessible via our website at www.docscience.com through the “Investor Relations” link under the heading “Corporate Governance.”

OTHER MATTERS

We know of no other matters to be submitted to our stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and timely return the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas L. Ringer
Chairman of the Board

Carlsbad, California

March 24, 2005

DOCUMENT SCIENCES CORPORATION

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2005 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on April 28, 2005 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, and hereby appoints John L. McGannon and Jeffrey W. DePry, and each of them, its proxies and attorneys-in-fact, each with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders and at any postponements or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorneys or substitutes as shall be present and shall act at said meeting or any adjournments or postponements thereof shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1.	ELECTION OF DIRECTORS:

☐ FOR	☐ WITHHELD	☐ EXCEPTIONS

NOMINEES: John L. McGannon, Thomas L. Ringer, Ronald S. Beard, Barton L. Faber, Colin J. O’Brien

†INSTRUCTIONS. To withhold authority to vote for any individuals, mark the “Exceptions” box and write the name(s) of such nominees in the space provided below.

*Exceptions

(continued, and to be signed on other side)

(continued from other side)

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2005:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated by marking (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Dated: , 2005

Signature Signature if held jointly